Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                       AIM INTERNATIONAL CORE EQUITY FUND

A Special Meeting ("Meeting") of Shareholders of AIM International Core Equity Fund, an investment portfolio of AIM International Mutual Funds, a Delaware statutory trust ("Trust"), was held on February 29, 2008. The Meeting was held for the following purposes:

(1) Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

(2)(a) Approve modification of fundamental restriction on issuer diversification.

(2)(b) Approve modification of fundamental restrictions on issuing senior securities and borrowing money.

(2)(c) Approve modification of fundamental restriction on underwriting securities.

(2)(d) Approve modification of fundamental restriction on industry concentration.

(2)(e) Approve modification of fundamental restriction on real estate investments.

(2)(f) Approve modification of fundamental restriction on purchasing or selling commodities.

(2)(g) Approve modification of fundamental restriction on making loans.

(2)(h) Approve modification of fundamental restriction on investment in investment companies.

(3)    Approve making the investment objective of the fund non-fundamental.

The results of the voting on the above matters were as follows:

                                                                                 Votes      Withheld/      Broker
Matters                                                            Votes For    Against    Abstentions   Non-Votes
-------                                                           ----------   ---------   -----------   ---------
(1)    Approve a new sub-advisory agreement between Invesco Aim
       Advisors, Inc. and each of AIM Funds Management, Inc.;
       Invesco Asset Management Deutschland, GmbH; Invesco
       Asset Management Limited; Invesco Asset Management
       (Japan) Limited; Invesco Australia Limited; Invesco
       Global Asset Management (N.A.), Inc.; Invesco Hong Kong
       Limited; Invesco Institutional (N.A.), Inc.; and Invesco
       Senior Secured Management, Inc. ........................   26,907,529     852,524      973,142    2,550,709

(2)(a) Approve modification of fundamental restriction on
       issuer diversification .................................   26,671,701   1,109,636      951,857    2,550,710

(2)(b) Approve modification of fundamental restrictions on
       issuing senior securities and borrowing money ..........   26,708,661   1,095,919      928,615    2,550,709

(2)(c) Approve modification of fundamental restriction on
       underwriting securities ................................   26,755,051   1,024,048      954,095    2,550,710

(2)(d) Approve modification of fundamental restriction on
       industry concentration .................................   26,632,325   1,126,084      974,785    2,550,710

(2)(e) Approve modification of fundamental restriction on real
       estate investments .....................................   26,648,636   1,130,996      953,562    2,550,710

(2)(f) Approve modification of fundamental restriction on
       purchasing or selling commodities ......................   26,594,745   1,150,028      988,420    2,550,711

                                                                                 Votes      Withheld/      Broker
Matters                                                            Votes For    Against    Abstentions   Non-Votes
-------                                                           ----------   ---------   -----------   ---------
(2)(g) Approve modification of fundamental restriction on
       making loans ...........................................   26,647,082   1,141,403      944,709    2,550,710

(2)(h) Approve modification of fundamental restriction on
       investment in investment companies .....................   26,752,097   1,028,661      952,435    2,550,711

(3)    Approve making the investment objective of the fund
       non-fundamental ........................................   26,069,722   1,626,899    1,036,572    2,550,711

The Meeting was adjourned until March 28, 2008, with respect to the following proposals:

(1) Elect 13 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the Trust, the Fund, and each other series portfolio of the Trust, or a share class without a shareholder vote.

The results of the voting on the above matters were as follows:

                                                                     Withheld/
Matters                                               Votes For    Abstentions**
-------                                              -----------   -------------
(1)* Bob R. Baker ................................   153,739,622     4,187,723
     Frank S. Bayley .............................   153,815,961     4,111,384
     James T. Bunch ..............................   153,737,863     4,189,482
     Bruce L. Crockett ...........................   153,730,208     4,197,137
     Albert R. Dowden ............................   153,803,689     4,123,656
     Jack M. Fields ..............................   153,891,531     4,035,814
     Martin L. Flanagan ..........................   153,846,896     4,080,449
     Carl Frischling .............................   153,742,593     4,184,752
     Prema Mathai-Davis ..........................   153,843,650     4,083,695
     Lewis F. Pennock ............................   153,720,813     4,206,532
     Larry Soll, Ph.D. ...........................   153,717,919     4,209,426
     Raymond Stickel, Jr. ........................   153,899,328     4,028,017
     Philip A. Taylor ............................   153,828,055     4,099,290

                                                                      Votes      Withheld/      Broker
                                                      Votes For      Against    Abstentions    Non-Votes
                                                     -----------   ----------   -----------   ----------
(2)* Approve an amendment to the Trust's Agreement
     and Declaration of Trust that would permit
     the Board of Trustees of the Trust to
     terminate the Trust, the Fund, and each other
     series portfolio of the Trust, or a share
     class without a shareholder vote ............   106,130,344   11,324,591    4,370,077    36,102,333

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 31, 2007 with the SEC under Accession number 0000950134-07-026316.

----------
* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM International Mutual Funds.

**   Includes Broker Non-Votes.